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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1997, except as to Note 19 which is as of October 31, 1997, appearing on Page 28 of Genesco Inc.'s Annual Report on Form 10-K/A for the year ended February 1, 1997. We also consent to the incorporation by reference of our report dated April 10, 1997 appearing on Page 1 of Exhibit 99 to Genesco Inc.'s Annual Report on Form 10-K for the year ended February 1, 1997.



/s/   PRICE WATERHOUSE LLP

Nashville, Tennessee
November 13, 1997